Exhibit 20

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended December 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				1/15/2004

2	Payment Date				1/20/2004

3	Collection Period			11/30/2003	12/27/2003	28

4	Monthly Interest Period- Actual			12/22/2003	1/19/2004	29

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	—	—	—	—
7	Class A-2 Notes	405,000,000.00	182,384,975.46	45,042,258.77	137,342,716.69	0.3391178
8	Class A-3 Notes	545,000,000.00	545,000,000.00	—	545,000,000.00	1.0000000
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,783.00	$1,167,819,758.46	$45,042,258.77	$1,122,777,499.69

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	—	—	—	—
13	Class A-2 Notes	1.7700%	269,017.84	1.4750000	45,311,276.61	248.4375508
14	Class A-3 Notes	2.3600%	1,071,833.33	1.9666667	1,071,833.33	1.9666667
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		2,051,267.84		47,093,526.61

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					22,493,580.44
17	Sales Proceeds - Early Terminations					19,031,606.73
18	Sales Proceeds - Scheduled Terminations					6,017,004.80
19	Security Deposits for Terminated Accounts					176,365.00
20	Excess Wear and Tear Received					38,789.76
21	Excess Mileage Charges Received					67,735.57
22	Other Recoveries Received					—

23	Subtotal: Total Collections					47,825,082.30

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					—

27	Total Available Funds, prior to Servicer Advances					47,825,082.30

28	Servicer Advance					246,627.45

29	Total Available Funds					48,071,709.75

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					973,183.13
34	Servicing Fee Shortfall
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					2,051,267.84
40	Subtotal: Remaining Available Funds				45,042,258.77
41	Principal Distribution Amount (Item 59)				45,042,258.77
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					45,042,258.77
43	Amount Paid to Reserve Account to Reach Specified Balance					—
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					—

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended December 2003	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		15,409,175.49
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		29,633,083.28
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		45,042,258.77

55	Remaining Available Funds (Item 40)		45,042,258.77
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57, Item 56 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		45,042,258.77

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		47,825,082.30
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		973,183.13
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		2,051,267.84

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		44,795,631.33
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		4,115,064.69

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 54 minus Item 66 and Item 67, else 0)		246,627.45

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance
71	Payment Date Advance Reimbursement
72	Additional Payment Advances for current period		246,627.45

73	Ending Balance of Payment Advance		246,627.45

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		64,217,391.30
78	Plus: Net Investment Income for the Collection Period		51,134.01

79	Subtotal: Reserve Fund Available for Distribution		64,268,525.31
80	Plus: Deposit of Excess Available Funds (Item 43)		—
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		64,268,525.31
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		51,134.01

84	Equals: Ending Reserve Account Balance		64,217,391.30

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		—

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	472	6,995,843.17
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(6,072,179.80)
89	Less: Excess Wear and Tear Received		(38,789.76)
90	Less: Excess Mileage Received		(67,735.57)

91	Current Period Net Residual Losses/(Gains)	472	817,138.04

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	1,149	1,465,836.85
94	Current Period Net Residual Losses (Item 91)	472	817,138,04

95	Ending Cumulative Net Residual Losses	1,621	2,282,974.89

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.14%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended December 2003	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	1,122,777,501
99	Number of Current Contracts		80,341	66,901
100	Weighted Average Lease Rate		6.50%	6.42%
101	Average Remaining Term		29.38	15.44
102	Average Original Term		42.19	42.50

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	68,849	1,216,896,663	1,167,819,759
104	Depreciation/Payments		(16,422,832)	(15,409,175)
105	Early Terminations	(1,476)	(23,906,364)	(22,637,240)
106	Scheduled Terminations	(472)	(7,356,203)	(6,995,843)
107	Repurchase/Reallocation	—	—	—

108	Pool Balance - End of Period	66,901	1,169,211,265	1,122,777,501

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	65,924	1,106,048,719	98.51%
111	31 - 90 Days Delinquent	854	14,439,689	1.29%
112	90+ Days Delinquent	123	2,289,092	0.20%

113	Total	66,901	1,122,777,501	100.00%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended December 2003	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

2/20/2004	30,325,697
3/20/2004	26,591,566
4/20/2004	33,762,561
5/20/2004	48,856,219
6/20/2004	35,644,474
7/20/2004	37,211,943
8/20/2004	53,274,738
9/20/2004	37,116,940
10/20/2004	37,396,052
11/20/2004	49,302,638
12/20/2004	36,428,370
1/20/2005	33,697,266
2/20/2005	41,193,146
3/20/2005	63,582,011
4/20/2005	68,452,787
5/20/2005	54,983,574
6/20/2005	28,676,880
7/20/2005	39,346,857
8/20/2005	56,732,026
9/20/2005	32,521,993
10/20/2005	29,542,036
11/20/2005	36,904,474
12/20/2005	28,421,452
1/20/2006	24,346,782
2/20/2006	26,554,402
3/20/2006	23,210,916
4/20/2006	26,712,472
5/20/2006	7,315,814
6/20/2006	3,341,692
7/20/2006	16,219,072
8/20/2006	44,537,010
9/20/2006	6,424,973
10/20/2006	1,577,811
11/20/2006	1,327,710
12/20/2006	1,194,210
1/20/2007	47,980
2/20/2007	644
3/20/2007	310
—
—
—
—
—
—

Total	1,122,777,499

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.